SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – October 14, 2008

________________________

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

_____________________

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

(610) 594-3319
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendments to the SERP

On October 14, 2008, we amended our Supplemental Executive Retirement Plan (SERP) primarily to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.    The SERP is a non-qualified plan that provides retirement benefits in excess of the limits provided for qualified plans under the Code.  All U.S.-based named executive officers are covered by the SERP.  The SERP was amended as follows:

1)	Benefits accrued prior to January 1, 2005 will be grandfathered and subject to the current provisions regarding the election of the form and timing of distributions.

2)	Distributions of amounts accrued on and after January 1, 2005 will be subject to the following new rules:

a.	The only form of distribution will be a cash lump sum;

b.	The cash lump sum will be distributable only upon the death of the participant or the first day of the month following the date that is six months following a participant’s termination of service; and

c.	Distributions will not be suspended in the event a participant is re-hired.

3)
Eligibility for the SERP will be limited to executive officers, any employee participating in the SERP as of December 31, 2008, and any other key employee who is designated by the Company’s Vice President, Human Resources with the approval of the compensation committee.

Amendments to Long-Term Incentive Awards Made to Robert J. Keating

Our executive incentive compensation programs are intended to encourage long-term strategic decision-making on the part of our senior management.  Consistent with this view, we grant performance-vesting share (PVS) units that are earned upon achieving three-year performance goals and stock options that vest over a four-year period.  Upon leaving the Company, the participant forfeits all unvested or unearned equity awards.

At a meeting on October 14, 2008, our board’s compensation committee reviewed the vesting provisions of the awards granted to Robert J. Keating, President, Europe and Asia Pacific, in light of his planned retirement on March 31, 2009.  In the committee’s view, Mr. Keating has made and will continue to make decisions and contributions that will have significant impact beyond his retirement. To reflect and reward these contributions and to continue to provide incentives for him to make decisions that will benefit our long-term future, the committee amended his equity awards so that PVS units will be paid in the normal course following his retirement to the extent that performance goals are met and stock options that are unvested on his retirement date will continue to vest after retirement.

The option awards affected by these amendments are as follows:

Option Grant Date	Exercise Price	Total Shares Covered by Option	No. of Shares Vested as of Retirement	No. of Shares to Continue to Vest After Retirement
February 25, 2006	$32.59	9,285	6,963	2,322
February 27, 2007	$44.97	13,169	6,584	6,585
February 26, 2008	$41.70	13,749	3,437	10,312
The PVS unit awards affected by the amendments are as follows:

Grant Date	Target No. of PVS Units Granted*	3-Year Performance Period
February 27, 2007	3,756	2007-2009
February 26, 2008	4,872	2008-2010

*Represents the number of shares of common stock he would receive if actual performance equals 100% of the performance targets.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On October 14, 2008, the Company’s board approved amendments to the Company’s Bylaws, which revised the advance-notice requirements in connection with recommendations to elect directors and the proposal of business at annual meetings.  The revision requires that a shareholder nominating a director for election or making a proposal for shareholder action provide information to the Company about derivative instruments and other rights that the shareholder has in the Company's securities.

The amended Bylaws were effective upon board approval.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

3           Our Bylaws, as amended effective October 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Vice President, General Counsel and Secretary

October 20, 2008

EXHIBIT INDEX

Exhibit
Number          Description

3              Our Bylaws, as amended effective October 14, 2008.